Exhibit 10(P)

                    AMENDMENT TO THE CHANGE IN CONTROL AGREEMENT

                             Dated April 21, 1994

                                by and between

                               ANDREW M. CHAPMAN

                                      and

                              E'TOWN CORPORATION



      This Amendment ("Amendment") to the Change In Control Agreement, dated as of April 21, 1994 between ANDREW M. CHAPMAN (the "Executive") and E'TOWN CORPORATION (the "Company"), is made effective as of this 18th day of March, 1999 by and between the Executive and the Company.

                                  WITNESSETH:

      WHEREAS, the board of directors (the "Board") of the Company has entered into a Change in Control Agreement with the Executive, dated as of April 21, 1994 (the "Chapman Agreement"), which sets forth the terms and conditions under which benefits and payments shall be made by the Company to the Executive should the Company receive a proposal from or engage in discussions with a third person concerning a possible business combination with the Company or the acquisition of a substantial portion of voting securities of the Company; and

      WHEREAS, the Board, considering that it is imperative that it and the Company be able to rely on certain of the other key executives of the Company to continue to serve in their respective positions without concern that they might be distracted by the personal uncertainties and risks that a proposal or discussions concerning any such business combination or acquisition of voting securities of the Company might otherwise create, has entered into change in control agreements (collectively, the "Change in Control Agreements") with such other key executives which set forth the terms and conditions of benefits and payments to be made by the Company to such other key executives upon any termination of their services in the event of a change in control of the Company as defined in the Change in Control Agreements; and

      WHEREAS, the Board considers it in the best interests of the Company and its shareholders that the Company amend, modify and supplement the Chapman Agreement in order to conform certain of the terms and conditions of the Chapman Agreement with certain of the terms and conditions of the Change in Control Agreements, and to set forth such other terms and conditions of benefits and payments to be made by the Company to the Executive as reward for the valuable, dedicated service provided by the Executive to the Company upon any termination of the Executive's services in the event of a change in control of the Company as defined herein; and

      WHEREAS, the Board has approved the execution and delivery of this Amendment by the Company by resolution duly adopted by the Board at a meeting of the Board held on March 18, 1999;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto, intending to be legally bound hereby, agree to amend the Chapman Agreement as follows:

      1. Paragraph 3 is amended by replacing Paragraph 3 in its entirety with the following:

           "3.  TERMINATION FOLLOWING CHANGE IN CONTROL.

           (a) If any of the events described in paragraph 1 hereof constituting a Change in Control of the Company shall have occurred, the Executive shall be entitled to the payments and benefits provided in paragraph 4 hereof upon the subsequent termination of the Executive's employment within the applicable period set forth in paragraph 4 hereof following such Change in Control of the Company unless such termination is (i) due to the Executive's death; or (ii) by the Company for Cause (as hereinafter defined); or (iii) by the Executive other than for Good Reason (as hereinafter defined).

           (b) If, following a Change in Control of the Company, the Executive's employment is terminated by reason of the Executive's death, the Executive shall be entitled to death benefits from the Company no less favorable than the maximum benefits to which the Executive would have been entitled had the death occurred at any time during the six month period prior to the Change in Control of the Company.

           (c) If, following a Change in Control of the Company, the Executive's employment is terminated by reason of the Executive's Disability (as hereinafter defined), the Executive shall be entitled to receive in one lump sum payment made within thirty (30) days after the Date of Termination (as hereinafter defined) an aggregate amount equal to the difference between (i) the Maximum Disability Benefit (as hereinafter defined), and (ii) the Total Payments (as hereinafter defined). For purposes of this Agreement, the term "Maximum Disability Benefit" shall be the greater of (A) the long-term disability benefits due from the Company as of the Date of Termination, or (B) the maximum long-term disability benefits to which the Executive would have been entitled had the Disability occurred at any time during the six month period prior to the Change in Control of the Company. If prior to any such termination for Disability, the Executive fails to perform the Executive's duties as a result of incapacity due to physical or mental illness, the Executive shall continue to receive the Executive's Salary (as hereinafter defined), less any benefits as may be available to the Executive under the Company's disability plans, until the Executive's employment is terminated for Disability.



           (d) If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, the Company shall pay to the Executive the Executive's full Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Executive under this Agreement.

           (e)  For purposes of this Agreement:

                (i) "Disability" shall mean the Executive's incapacity due to physical or mental illness such that the Executive shall have become qualified to receive benefits under the Company's long-term disability plans or any equivalent coverage required to be provided to the Executive pursuant to any other plan or agreement, whichever is applicable.

                (ii) "Cause" shall mean:

                     (A) the conviction of the Executive for a felony, or the willful commission by the Executive of a criminal or other act that in the judgment of the Board causes or will probably cause substantial economic damage to the Company or substantial injury to the business reputation of the Company;

                     (B) the commission by the Executive of an act of fraud in the performance of such Executive's duties on behalf of the Company that causes or will probably cause economic damage to the Company; or

                     (C) the continuing willful failure of the Executive to perform the Executive's duties, as such duties were performed by the Executive prior to the day of the Change in Control of the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Compensation Committee of the Board.

                For purposes of this paragraph 3(e)(ii), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.


                (iii)"Good Reason" shall mean:

                     (A) The election by the Executive, exercised in his sole discretion with or without cause by giving a Notice of Termination to the Company within twelve (12) months after the date on which a Change in Control of the Company has occurred, to terminate the Executive's services with the Company, unless the Executive shall have received a Notice of Termination from the Company on or prior to the date on which the Executive gives a Notice of Termination to the Company which Notice of Termination by the Company specifies that the Company has terminated the Executive's employment with the Company for Cause or by reason of the Executive's Disability;

                     (B) The assignment by the Company to the Executive of duties without the Executive's express written consent, which (i) are materially different or require travel significantly more time consuming or extensive than the Executive's duties or business travel obligations immediately prior to the Change in Control of the Company, or (ii) result in either a significant reduction in the Executive's authority and responsibility as a senior corporate executive of the Company when compared to the highest level of authority and responsibility assigned to the Executive at any time during the six (6) month period prior to the Change in Control of the Company, or (iii) the removal of the Executive from, or any failure to reappoint or reelect the Executive to, the highest title held since the date six (6) months before the Change in Control of the Company, except in connection with a termination of the Executive's employment by the Company for Cause, or by reason of the Executive's death or Disability;

                     (C) A change in the reporting obligations of the Executive without the Executive's express written consent unless, pursuant to such change, the Executive thereafter shall report directly to the Board, or any of the following officers ("Senior Officers") of the Company: one or more Chairmen (or Vice Chairmen) of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer (or other senior executive officer with a title and responsibilities which are comparable to those of a chief operating officer); provided, however, that if the Company has a parent corporation (the "Parent"), "Good Reason" under this paragraph
                3(e)(iii)(C) shall mean a change in the reporting obligations of the Executive without the Executive's express written consent unless, pursuant to such change, the Executive thereafter shall report directly to the Board of Directors of such Parent or any Senior Officer of such Parent;
                     (D) A reduction by the Company of the Executive's Salary, or the failure to grant increases in the Executive's Salary on a basis at least substantially comparable to those granted generally to other executives of the Company of comparable title, salary and performance ratings, made in good faith;

                     (E) The relocation of the Company's principal executive offices to a location outside the State of New Jersey, or a requirement by the Company that the Executive relocate (except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control) (i) to a location which is outside a radius of fifty (50) miles from the Executive's place of employment with the Company immediately prior to the Change in Control, or (ii) to a location outside the State of New Jersey; or, in the event the Executive expressly consents in writing to any such relocation of the Executive outside such fifty mile radius or the State of New Jersey, the failure by the Company to pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive relating to a change of principal residence in connection with such relocation and to indemnify the Executive against any loss realized in the sale of the Executive's principal residence in connection with any such change of residence, all to the effect that the Executive shall incur no loss upon such sale on an after tax basis;

                     (F) The failure by the Company to continue to provide the Executive with substantially the same welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), and perquisites, including participation on a comparable basis in the Company's stock option plan, incentive bonus plan and any other plan in which executives of the Company of comparable title and salary or subject to similar performance criteria participate and as were provided to the Executive immediately prior to such Change in Control of the Company, or with a new package of welfare benefits and perquisites that is substantially comparable in all material respects to the welfare benefits and perquisites as were provided to the Executive immediately prior to such Change in Control; or

                     (G) The failure of the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in paragraph 5(c) hereof.

                (iv) "Dispute" shall mean (i) in the case of termination of employment of the Executive with the Company by the Company for Disability or Cause, that the Executive challenges the existence of Disability or Cause and (ii) in the case of the Executive's termination of employment with the Company by the Executive for Good Reason, that the Company challenges the existence of Good Reason.

                (v) "Salary" shall mean the Executive's then current annual rate of salary plus any of the following amounts which are not included in the Executive's annual salary as reported on the Executive's United States Internal Revenue Service Form W-2 ("Form W-2"): (i) any restricted stock of the Company awarded to the Executive, or which the Executive is entitled to receive under any plan, arrangement or contract of the Company or pursuant to any resolution of the Board, in lieu of base compensation, (ii) any 401(K) compensation, and (iii) any compensation deferred in accordance with Section 125 of the United States Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code").

                (vi) "Incentive Compensation" in any year shall mean the amount accrued, if any, under any plan or arrangement of the Company in which executives of the Company of comparable title and salary or being subject to comparable performance criteria participate, or any under contract between the Company and the Executive, in each case which provides for any cash bonus, restricted stock, stock option, stock award or similar incentive compensation in addition to base salary and which is not reported on Form W-2.

           (f) Any purported termination of the Executive's employment by the Company by reason of the Executive's Disability or for Cause, or by the Executive for Good Reason shall be communicated by written Notice of Termination (as hereinafter defined) to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Executive or the Company, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments due under this Agreement. Except as provided in paragraph 3(e)(iii)(A) above, the Executive shall not be entitled to give a Notice of Termination that the Executive is terminating the Executive's employment with the Company for Good Reason more than six (6) months following the occurrence of the event alleged to constitute Good Reason. The Executive's actual employment by the Company shall cease on the Date of Termination, even though such Date of Termination for all other purposes of this Agreement may be extended in the manner contemplated in the second sentence of paragraph 3(g) below.
           (g) For purposes of this Agreement, the "Date of Termination" shall mean (i) the date specified in the Notice of Termination, which shall be not more than ninety (90) days after such Notice of Termination is given, as such date may be modified pursuant to the next sentence, or (ii) in the event that no Notice of Termination is given, on the date that the Executive's employment with the Company actually terminated. If within thirty (30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute exists, the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, that the Date of Termination shall be extended by a notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that, pending the resolution of any such Dispute, the Company shall continue to pay the Executive the same Salary and Incentive Compensation, and provide the Executive with the same or substantially comparable welfare benefits and perquisites that the Executive was paid and provided immediately prior to the Change in Control of the Company. Should a Dispute ultimately be determined in favor of the Company, then all sums paid by the Company to the Executive from the Date of Termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph 3(g) shall be repaid promptly by the Executive to the Company, with interest at the average prime rate generally prevailing from time to time among major New York City banks and all options, rights and stock awards granted to the Executive during such period shall be canceled or returned to the Company. The Executive shall not be obligated to pay to the Company the cost of providing the Executive with welfare benefits and perquisites for such period unless the final judgment, order or decree of a court or other body resolving the Dispute determines that the Executive acted in bad faith in giving a notice of Dispute. Should a Dispute ultimately be determined in favor of the Executive, then the Executive shall be entitled to retain all sums paid to the Executive under this paragraph 3(g) pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in paragraph 4 hereof to the extent not previously paid hereunder. In addition, should a Dispute, or any other challenge, claim, action, proceeding or dispute brought by the Executive against the Company with respect to this Agreement, ultimately be determined in favor of the Executive, then the Company shall reimburse the Executive for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Executive in connection therewith."


      2. Paragraph 4 is amended by replacing Paragraph 4 in its entirety with the following:

           "4.  PAYMENTS UPON TERMINATION.


                If within three (3) years after a Change in Control of the Company, the Company shall terminate the Executive's employment other than by reason of the Executive's death or for Cause, or if the Executive shall terminate the Executive's employment for Good Reason (other than Good Reason as set forth in paragraph 3(e)(iii)(A) above) or, if within twelve
           (12) months after a Change in Control of the Company, the Executive shall terminate the Executive's employment for Good Reason as set forth in paragraph 3(e)(iii)(A) above, then


           (a) The Company will continue to pay to the Executive, for a period of thirty (30) months following the Date of Termination, as compensation for services rendered by the Executive on or before the Executive's Date of Termination, the Executive's Salary and Incentive Compensation (subject to any applicable payroll taxes or other taxes required to be withheld computed at the rate for supplemental payments) at the highest rate in effect during the twenty-four (24) month period ending on the date on which a Change in Control of the Company occurred; and

           (b) For a period of thirty (30) months following the Date of Termination, the Company shall provide, at the Company's expense, the Executive and the Executive's spouse and children with full benefits under any employee benefit plan or arrangement in which the Executive participated immediately prior to the date of a Change in Control, including, without limitation, any hospital, medical and dental insurance with substantially the same coverage and benefits as were provided to the Executive immediately prior to the date on which a Change in Control of the Company occurred; and

           (c) The Company will pay on the Date of Termination of the Executive as compensation for services rendered on or before the Executive's Date of Termination, in addition to the amounts set forth in paragraph 4(a) above, an amount equal to the sum of (i) all Incentive Compensation and other incentive awards due to the Executive immediately prior to the date on which a Change in Control of the Company occurred which are not yet paid and (ii) all Incentive Compensation and other incentive awards due to the Executive for the period between the date on which a Change in Control of the Company occurred and the Date of Termination which are not yet paid; and



           (d) For a period of thirty (30) months following the Date of Termination, the Company shall provide to the Executive, at the Company's expense, the automobile (or a comparable automobile) or automobile allowance, as the case may be, provided by the Company to the Executive immediately prior to the date on which a Change in Control of the Company occurred and the Company shall reimburse the Executive any and all expenses incurred by the Executive in connection with the use of such automobile during such thirty month period to the extent that the Company reimburses generally other executives of comparable title and salary or subject to comparable performance criteria; and

           (e) Any restricted stock of the Company in the Executive's account as an officer of the Company and any stock options granted to the Executive on or prior to the Date of Termination which are not vested in the Executive as of the Date of Termination shall become immediately vested, and all such restrictions thereon (including, but not limited to, any restrictions on the transferability of such stock), and any restrictions on any other restricted stock or stock options awarded to the Executive through any plan, arrangement or contract of the Company on or before the Date of Termination, shall be null and void and of no further force and effect and the Company agrees to accelerate and make immediately exercisable in full all unmatured installments of all outstanding stock options to acquire stock of the Company which the Executive holds as of the Date of Termination; and

           (f) The Executive's retirement benefits in effect immediately prior to the date on which a Change in Control of the Company occurred under the Company's Supplemental Executive Retirement Plan, or any successor plan in effect on the date on which a Change in Control of the Company occurred (the SERP), shall become fully vested and nonforfeitable on the Date of Termination and (i) if the Executive has not attained the age of 65 as of the Date of Termination, the Executive shall be deemed to have attained the age of 65 as of the Date of Termination for purposes of the normal retirement provisions of the SERP, and (ii) the Executive shall be deemed to have accumulated fifteen (15) years of continuous service on the Date of Termination for purposes of the benefit accrual provisions of the SERP, in addition to the number of years of service already accumulated by the Executive as of the Date of Termination. In satisfaction of the Company's obligations under this paragraph 4(f), at the option of the Executive, the Company either shall (A) pay within thirty (30) days after the Date of Termination, an amount equal to the present value of the Executive's accrued SERP benefit under this paragraph 4(f), if any, utilizing the discount rate for calculating such present value in accordance with this paragraph 4(f), or (ii) purchase an annuity or similar instrument owned by the Executive and payable to the Executive (or the Executive's beneficiaries, as the case may be) which provides for payment of the accrued SERP benefit under this paragraph 4(f) consistent with the benefit payment provisions of the SERP. Such annuity or other instrument, if so elected by the Executive, shall be purchased and delivered to the Executive by the Company within thirty (30) days after the Date of Termination. For purposes of this Agreement, the discount rate for calculating the present value of the Executive's accrued SERP benefit under this paragraph 4(f) shall be equal to the "discount rate" as defined in the Statement of
           Financial Accounting Standards No. 87 published by the Financial Accounting Standards Board, utilized for purposes of the most recent audit disclosure relating to the Company's tax-qualified defined benefit pension plan preceding the Change in Control by the "enrolled actuary" (as defined in Section 7701(a)(35) of the Code), who signed the Schedule B to the most recent Internal Revenue Service Form 5500 relating to the Company's tax-qualified defined benefit pension plan, filed prior to the Change in Control; and

           (g) In event that any payment or benefit received or to be received by the Executive in connection with a Change in Control of the Company or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (collectively, with the payments and benefits hereunder, "Total Payments") are subject to tax imposed by Section 4999 of the Code (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax on the Total Payments and all federal, state and local income taxes and Excise Tax upon such Gross-Up
           Payment, shall be equal to the Total Payments. For purposes of this paragraph 4(g) in determining the amount of Excise Tax
           (A) no portion of the Total Payments, the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment, shall be taken into account, (B) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Executive and acceptable to the Company's independent auditors, is not likely to constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (C) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of income taxation applicable to any individual residing in the jurisdiction in which the Executive resides in the calendar year in which the Gross-Up Payment is to be made. The Company and the Executive each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for any Excise Tax with respect to the Total Payments. As promptly as practicable following the determination of the Excise Tax imposed upon the Total Payments, if any, the Company shall pay the Gross-Up Payment as is then due to the Executive under this Agreement and shall promptly pay or distribute to or for the benefit of the Executive in the future such payments and benefits as they become due to the Executive under this Agreement. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties, or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Company shall pay or distribute to or for the benefit of the Executive such payments and benefits as are then due to the Executive under this Agreement even if the Company is unable to deduct any portion of such payment and benefits as a result of Section 280G of the Code and the
           Executive  shall  have  no  liability  or   responsibility   to
           reimburse the Company for any losses incurred by the Company as a result of the Company's inability to deduct such payment, in whole or in part, as the result of Section 280G of the Code."


      3. Paragraph 5(b) is amended by adding after the word "compensation" in the second line thereof the following words: "and provide the benefits to the Executive."

      4. Paragraph 5(d) is amended by replacing the word "devises" in the third line with the word "devisee."

      5. Paragraph 5(f) is amended by replacing Paragraph 5(f) in its entirety with the following:

           "(f) The Executive shall not be required to mitigate damages or the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or other benefit provided for in this Agreement then or thereafter due to the Executive be reduced or modified by any compensation or other payment or benefit earned or received by the Executive as the result of or in connection with any employment of the Executive by another employer after the Date of Termination, or otherwise."


      6. A new Paragraph 9 shall be added at the end of the Chapman Agreement as follows:

           "9.  AMENDMENT TO SERP.
                By execution and delivery of this Agreement, the Executive hereby acknowledges that, on or before the date of this Agreement, the Executive has received and has had an opportunity to read, and that the Executive understands, the Amendment to the SERP (the "Amendment") and that the amendments, modifications and supplements in and to the SERP set forth in the Amendment are in the best interests of the Executive and are necessary and appropriate to conform the terms and conditions of the SERP to the terms and conditions of this Agreement and the Executive hereby agrees to the amendments, modifications and supplements in and to the provisions of the SERP in accordance with the terms and conditions set forth in the Amendment to be effective as of August 20, 1998 and that a copy of the Amendment shall be attached as an exhibit to and incorporated by reference into the SERP effective as of August 20, 1998."


      7. If any of the terms and conditions of the Chapman Agreement are inconsistent with the terms and conditions of this Amendment, the terms and conditions of this Amendment shall supercede such inconsistent terms and conditions of the Chapman Agreement. Except to the extent changed or modified herein, all terms and conditions of the Chapman Agreement shall remain unchanged and be in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this 18th day of March, 1999.

                          EXECUTIVE:



                          ANDREW M. CHAPMAN


                          E'TOWN CORPORATION


                          By:
                                 Anne Evans Estabrook, Chairman of the Board